EXHIBIT 4.1



                     CONSENT TO CREDIT AGREEMENT


          CONSENT TO CREDIT AGREEMENT (this "Consent"), dated as of December 7, 1994, among SEALED AIR CORPORATION, a Delaware corporation (the "Company"), SEALED AIR B.V., a corporation organized and existing under the laws of the Netherlands, SEALED AIR LIMITED, a corporation organized and existing under the laws of England (each a "Subsidiary Borrower" and together with the Company, the "Borrowers", and each a "Borrower"), BANKERS TRUST COMPANY, as Agent (the "Agent") and the lenders party to the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

                        W I T N E S S E T H :


          WHEREAS, the Borrowers, various lenders (the
   "Banks") and the Agent are parties to a Credit Agreement, dated as of June 8, 1994 (the "Credit Agreement");

          WHEREAS, the Company has signed a letter of intent to purchase all of the capital stock of Trigon Industries Limited ("Trigon"), a corporation organized and existing under the law of New Zealand, for an aggregate consideration of up to NZ $100,000,000 (the "Trigon Acquisition");

          WHEREAS, the Company has formed Sealed Air Holdings
   (NZ) Limited, a Wholly-Owned Subsidiary of the Company organized and existing under the laws of New Zealand ("Sealed
   Air New Zealand") to consummate, in part, the Trigon
   Acquisition;

          WHEREAS, as part of the Trigon Acquisition, the Company and certain of its other Wholly-owned Subsidiaries may purchase certain assets of Trigon and its Subsidiaries;

          WHEREAS, except for the modifications to the Credit
   Agreement provided in Sections 1 and 2 below, the Trigon
   Acquisition will be (and the Company shall otherwise satisfy the requirements of) a Permitted Acquisition;

          WHEREAS, as part of the consideration for the Trigon Acquisition is common stock of the Company, the Company has agreed to guarantee to the sellers of Trigon a floor price of the Company's common stock (the "Common Stock
   Price Guaranty");

          WHEREAS, the Company has requested that the Banks approve certain modifications to the Credit Agreement to permit the Trigon Acquisition;

          WHEREAS, the Company also has requested that the Banks approve up to a $25,000,000 increase in the Total
   Revolving Loan Commitment;

          WHEREAS, the Company has further requested that the Agent approve Sealed Air New Zealand (and any successor thereto by merger) as a Subsidiary Borrower under the Credit
   Agreement with a Sub-Limit of $50,000,000; and

          WHEREAS, in connection with the foregoing, the parties hereto wish to consent to certain modifications to the Credit Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

          1. Notwithstanding anything to the contrary contained in Sections 8.01 and 8.04 of the Credit Agreement and in addition to the Liens and Indebtedness otherwise permitted by such Sections 8.01 and 8.04, the Banks hereby agree that, in connection with the Trigon Acquisition, Liens currently existing on the assets of Trigon and its Subsidiaries and Indebtedness assumed in connection therewith shall be permitted so long as (i) such Liens do not secure Indebtedness in an aggregate principal amount greater than (and such Indebtedness does not exceed in aggregate principal amount) $18,000,000, (ii) such Liens and such Indebtedness were not created in contemplation of such acquisition and
   (iii) to the extent that any existing assets of Trigon and its Subsidiaries are purchased by the Company or any of its other Wholly-Owned Subsidiaries and such assets remain pledged in support of such existing Indebtedness of Trigon, there shall be no recourse against the Company or any such other Wholly-owned Subsidiary in respect of such Indebtedness other than against the assets so pledged, although the Company may guaranty (as part of the $18,000,000 of Indebtedness assumed in connection with the Trigon Acquisition) up to $3,000,000 in aggregate principal amount of capital lease obligations of a Domestic Subsidiary of Trigon.

          2. Notwithstanding anything to the contrary contained in Section 8.01 of the Credit Agreement and in addition to the Liens otherwise permitted by such Section 8.01, the Banks hereby agree that, in support of the Company's Common Stock Price Guaranty, the Company or one of its Subsidiaries may pledge to the sellers of Trigon certain of the assets acquired as part of the Trigon Acquisition so long as (i) no other assets of the Company or any of its Subsidiaries are pledged in connection therewith and (ii) such pledge only remains in effect for six months from the date of the consummation of the Trigon Acquisition.

          3. The Banks hereby approve up to a $25,000,000 increase in the Total Revolving Loan Commitment, it being understood and agreed, however, that (i) the Total Revolving Loan Commitment shall only be increased to the extent that the Company has accepted a letter from a Bank indicating that such Bank has agreed to increase its Revolving Loan Commitment by the amount set forth in such letter, (ii) no Bank's Revolving Loan Commitment may be increased without the consent of such Bank, (iii) all such increases must be effected by January 31, 1995, (iv) all such increases shall be coordinated with, and shall be subject to the approval of, the Agent and (v) at the time that any Bank's Revolving Loan Commitment is so increased the Company and the Subsidiary Borrowers shall deliver to such Bank a replacement Revolving
   Note in the amount of such Bank's increased Revolving Loan
   Commitment.

          4. The Agent hereby agrees with the Company that Sealed Air New Zealand (or any Wholly-owned Subsidiary of the Company into which Sealed Air New Zealand may be merged) shall become a Subsidiary Borrower under the Credit Agreement and shall have a Sub-Limit of $50,000,000.

          5. In order to induce the Banks to enter into this Consent, each of the Borrowers hereby represents and warrants on the Consent Effective Date (as defined below), both before and after giving effect to this Consent, that
   (a) no Default or Event of Default exists and (b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as though made on the Consent Effective Date.

          6. This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit
   Document.

          7. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

          8.   THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF
   THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH
   AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          9. This Consent shall become effective on the date (the "Consent Effective Date") when the Borrowers, the Agent and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Agent at its Notice Office.

          10. From and after the Consent Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement, shall be deemed to be references to the Credit Agreement as modified hereby.

                IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.


                              SEALED AIR CORPORATION


                              By /s/ William V. Hickey
                                Title: Senior Vice President -
                                       Finance

                              SEALED AIR B.V.


                              By /s/ William V. Hickey
                                Title: Managing Director

                              SEALED AIR LIMITED


                              By /s/ William V. Hickey
                                Title: Attorney-in-Fact

                              BANKERS TRUST COMPANY,
                                Individually and as Agent


                              By /s/ Dana Klein
                                Title: Vice President


                              ABN AMRO BANK N.V. NEW YORK
                                BRANCH


                              By /s/ Blaise R. Heid
                                Title: Group Vice President


                              By /s/ John B. Logsdon
                                Title: Assistant Vice President

                              THE BANK OF NOVA SCOTIA


                              By /s/ Stephen Lockhart
                                Title: Senior Manager

                              COMPAGNIE FINANCIERE DE CIC ET
                                DE L'UNION EUROPEENNE


                              By /s/ Sean Mounier
                                Title: Vice President


                              By /s/ Marcus Edward
                                Title: Vice President

                              NATIONSBANK OF NORTH
                                CAROLINA, N.A.


                              By /s/ Scott A. Jackson
                                Title: Vice President

                              UNITED JERSEY BANK


                              By /s/ Lawrence F. Zema
                                Title: Vice President & Regional
                                       Manager


                                BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR


                              By__________________________
                                Title:

                                 By
                                   Title:

                              CREDIT LYONNAIS, NEW YORK
                                BRANCH


                              By /s/ Robert Ivosevich
                                Title: Senior Vice President

                              CORESTATES BANK, N.A.


                              By /s/ Thomas J. McDonnell
                                Title: Vice President



                              THE FIRST NATIONAL BANK OF
                                BOSTON


                              By /s/ M. Paula Zaiken
                                Title: Vice President

                              FLEET BANK N.A.


                              By /s/ Dorthy E. Bambach
                                Title: Senior Vice President

                              THE NORTHERN TRUST COMPANY


                              By /s/ Michael L. Bryan
                                Title: Vice President

                              TORONTO DOMINION (NEW YORK), INC.



                              By /s/ Debbie A. Greene
                                Title: Vice President


   Accepted and Agreed:

   SEALED AIR HOLDINGS
     (NZ) LIMITED


   By /s/ William V. Hickey
     Title: Director